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                                                                    EXHIBIT 99.4
                               Offer to exchange
                  shares of common stock of eFunds Corporation
                         for each share of common stock
                                       of
                              DELUXE CORPORATION,
           up to a maximum of           shares of Deluxe Corporation

              , 2000

To Our Clients:

    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
 YORK CITY TIME, ON             , 2000, UNLESS THE EXCHANGE OFFER IS
 EXTENDED.


   Enclosed for your consideration is the offering circular-prospectus dated
            , 2000 (the "offering circular-prospectus"), of Deluxe Corporation, a Minnesota corporation ("Deluxe"), and the related letter of transmittal, which together constitute Deluxe's offer (the "exchange offer") to exchange shares of common stock, par value $0.01 per share, (the "eFunds shares"), of eFunds Corporation, a Delaware corporation ("eFunds"), for each share of common stock, par value $1.00 per share (the "Deluxe shares"), of Deluxe that are validly tendered and not properly withdrawn by the expiration date of the exchange offer, upon the terms and subject to the conditions set
forth in the exchange offer up to a maximum of          Deluxe shares. See
"Summary," "The Exchange Offer" and "Terms of the Exchange Offer" in the offering circular-prospectus. Capitalized terms used herein and not otherwise explained have the same meanings as in the offering circular-prospectus.

   THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF DELUXE SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH DELUXE SHARES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DELUXE SHARES HELD BY US FOR YOUR ACCOUNT.

   Accordingly, we request instructions as to whether you wish for us to tender any or all such Deluxe shares held by us for your account, upon to the terms and subject to the conditions set forth in the exchange offer. Your instructions should be forwarded to us as soon as possible in order to permit us to tender your Deluxe shares prior to the expiration date. The exchange
offer will expire at 5:00 p.m., New York City time, on             , 2000,
unless extended.

   We urge you to read the enclosed offering circular-prospectus carefully before conveying your instructions to us.

   Your attention is invited to the following:

     1. The exchange offer is for up to a maximum of         Deluxe shares.

     2. The exchange offer is subject to the satisfaction of certain conditions, as described in the offering circular-prospectus, and is also subject to proration in certain circumstances, as described below.

     3. The exchange offer, proration period and withdrawal rights will
  expire at 5:00 p.m., New York City time, on            , 2000, unless
  extended.

     4. You have the right to tender all, some, or none, of your Deluxe shares.


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     5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 5 of the letter of transmittal, stock transfer taxes with respect to the exchange of shares in the exchange offer.

     6. If you own beneficially of record as of       , 2000, an aggregate of
  fewer than 100 Deluxe shares and you instruct us to tender all of those shares on your behalf, and such shares are accepted, all such shares will be accepted for exchange and will not be subject to proration if the exchange offer is oversubscribed.

   The maximum number of Deluxe shares which will be accepted for exchange will
be                Deluxe shares, which, when exchanged, equals 40,000,000
eFunds shares. If more than the maximum number of Deluxe shares are validly tendered and not properly withdrawn by the expiration date, the exchange offer will be oversubscribed, and Deluxe shares tendered will be subject to proration in accordance with the terms set forth in the offering circular-prospectus under "Terms of the Exchange Offer--Terms of the Exchange Offer," except for certain odd lot tenders as described in the same section of the offering circular-prospectus. If proration of tendered Deluxe shares is required, the undersigned understands that Deluxe does not expect that it would be able to announce the final proration factor or to commence delivery of any eFunds shares pursuant to the exchange offer until approximately five business days after the expiration date of the exchange offer. Upon acceptance by Deluxe of the Deluxe shares tendered herewith, shareholders will be deemed to have accepted the eFunds shares exchanged therefor and will be deemed to have relinquished all rights with respect to the Deluxe shares so accepted.

   The exchange offer is made solely by the offering circular-prospectus and the related letter of transmittal and is being made to all Deluxe shareholders. Deluxe is not aware of any jurisdiction where the making of the exchange offer or the acceptance thereof would not be in compliance with applicable law. If Deluxe becomes aware of any jurisdiction where the making of the exchange offer or acceptance thereof would not be in compliance with any valid applicable law, Deluxe will make a good faith effort to comply with such law. If, after such good faith effort, Deluxe cannot comply with such law, the exchange offer will not be made to, nor will tenders be accepted from or on behalf of, Deluxe shareholders in any such jurisdiction.

   If you wish to have us tender any or all of your Deluxe shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions is enclosed. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration date. IF YOU AUTHORIZE THE TENDER OF YOUR DELUXE SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE ATTACHED INSTRUCTION FORM.

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INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE            EFUNDS SHARES FOR
                               EACH DELUXE SHARE.

   I acknowledge receipt of your letter and the enclosed offering circular-
prospectus dated             , 2000, of Deluxe Corporation and the related
letter of transmittal (which together constitute the exchange offer) regarding
the offer by Deluxe to exchange                shares of common stock, par
value $0.01 per share, of eFunds Corporation, for each share of common stock, par value $1.00 per share, of Deluxe that are validly tendered and not properly withdrawn by the expiration date of the exchange offer, upon the terms and subject to the conditions set forth in the exchange offer, up to a maximum of
          Deluxe shares. See "Summary," "The Exchange Offer" and "Terms of the Exchange Offer" in the offering circular-prospectus.

   This will instruct you to tender the number of Deluxe shares indicated below (or, if no number is indicated below, all shares) held by you for my account, upon the terms and subject to the conditions set forth in the offering circular-prospectus and the related letter of transmittal.

[_] PLEASE TENDER ALL OF MY DELUXE SHARES HELD BY YOU FOR MY ACCOUNT.

[_] PLEASE TENDER               (number) OF THE DELUXE SHARES HELD BY YOU FOR
    MY ACCOUNT.

                               ----------------

                                    ODD LOTS

[_] BY CHECKING THIS BOX, I REPRESENT THAT I OWNED BENEFICIALLY AND OF RECORD
    AS OF       , 2000, AN AGGREGATE OF LESS THAN 100 DELUXE SHARES AND AM
   TENDERING ALL SUCH SHARES.

                          NOTICE OF SOLICITED TENDERS

   Deluxe will pay a solicitation fee of $    per share, up to a maximum of
1,000 shares per tendering shareholder, for each Deluxe share tendered and accepted for exchange pursuant to the exchange offer, if the soliciting dealer has affirmatively solicited the tender and Box #8 of the letter of transmittal is checked and completed giving details of the name of (i) any broker or dealer in securities which is a member of any national securities exchange in the United States or of the National Association of Securities Dealers, Inc. or
(ii) any bank or trust company located in the United States. However, no solicitation fee shall be payable (i) in connection with a tender of Deluxe shares by a shareholder (x) tendering more than 1,000 shares of Deluxe shares or (y) tendering from a country outside of the United States or (ii) to the dealer manager. In addition, soliciting dealers are not entitled to a fee with respect to Deluxe shares beneficially owned by such soliciting dealer or with respect to any shares that are registered in their name, unless they hold such shares as nominee and tender them for the benefit of beneficial holders identified in the letter of transmittal. No such fee shall be payable to a soliciting dealer if such soliciting dealer is required for any reason to transfer the amount of such fee to a tendering holder (other than itself).


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  [_] BY CHECKING THIS BOX, I REPRESENT THAT MY TENDER WAS AFFIRMATIVELY
     SOLICITED BY THE SOLICITING DEALER LISTED BELOW:

                  (PLEASE TYPE OR PRINT, EXCEPT FOR SIGNATURE)

Name of firm: __________________________________________________________________

Name of individual broker or financial consultant: _____________________________

Identification number (if known): ______________________________________________

Address: _______________________________________________________________________

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                      IMPORTANT PLEASE SIGN AND DATE HERE

 NAME: _______________________________________________________________________

 SIGNATURE: __________________________________________________________________

 ADDRESS: ____________________________________________________________________

 AREA CODE AND TELEPHONE NUMBER: _____________________________________________

 TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S): _______________________

 ACCOUNT NUMBERS: ____________________________________________________________

 DATED: ________________________________________________________________, 2000



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